Exhibit 99.1

For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com
Intersections Inc. Reports Second Quarter 2016 Results
•	Identity Guard(R) U.S. subscriber base increased 5.3% during the first half of 2016
•	First half 2016 Consolidated loss before income taxes improved 24.8% compared to 2015
CHANTILLY, VA – August 9, 2016 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended June 30, 2016.
Consolidated revenue for the quarter ended June 30, 2016 was $44.8 million, compared to $52.0 million for the quarter ended June 30, 2015. Loss before income taxes for the quarter ended June 30, 2016 was $(5.3) million, compared to $(11.0) million for the quarter ended June 30, 2015. Consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the quarter ended June 30, 2016 was $(969) thousand, compared to $(506) thousand for the quarter ended June 30, 2015. Diluted loss per share for the quarter ended June 30, 2016 was $(0.23), compared to $(1.28) for the quarter ended June 30, 2015. Consolidated revenue for the six months ended June 30, 2016 was $90.4 million, compared to $107.5 million for the six months ended June 30, 2015. Loss before income taxes for the six months ended June 30, 2016 was $(9.6) million, compared to $(12.7) million for the six months ended June 30, 2015. Consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the six months ended June 30, 2016 was $(2.0) million, compared to $953 thousand for the six months ended June 30, 2015. Diluted loss per share for the six months ended June 30, 2016 was $(0.41), compared to $(1.36) for the six months ended June 30, 2015.
"Our consolidated results for the second quarter and first six months of 2016, keep us on track strategically to drive growth through data-driven technologies," said Michael Stanfield, Chairman and Chief Executive Officer. "The year to date growth in our Identity Guard subscriber base and the progress made in expanding our Voyce(R) marketing and strategic relationships are encouraging toward our vision of building two high-growth, subscription-based businesses."
Second Quarter Results:
•	Revenue from the Company's U.S. Consumer Direct, or Identity Guard(R), subscriber base was $13.8 million for the quarter ended June 30, 2016 with a base of 394 thousand subscribers as of June 30, 2016, 5.3% higher than December 31, 2015.
•	Revenue from the Company's U.S. financial institution clients was $24.5 million for the quarter ended June 30, 2016 with a base of 757 thousand subscribers as of June 30, 2016. The subscriber base decreased by 1.2% per month during the second quarter, which the Company believes is representative of normal attrition given the ceased marketing and retention efforts for this population.
•	Core Business (the aggregate of all businesses of Intersections Inc. except for its Pet Health Monitoring, or "Voyce", business) loss before income taxes for the quarter ended June 30, 2016 was $(257) thousand compared to $(6.2) million for the quarter ended June 30, 2015. Core Business adjusted EBITDA before share related compensation and non-cash impairment charges for the quarter ended June 30, 2016 was $3.6 million compared to $3.9 million for the quarter ended June 30, 2015.
•	Voyce loss before income taxes for the quarter ended June 30, 2016 was $(5.1) million compared to $(4.8) million for the quarter ended June 30, 2015. Voyce adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the quarter ended June 30, 2016 was $(4.6) million compared to $(4.4) million for the quarter ended June 30, 2015.
•	Consolidated cash flows (used in) operations for the quarter ended June 30, 2016 were approximately $(3.6) million, compared to cash flows provided by operations of $1.4 million for the quarter ended June 30, 2015. The decrease is primarily due to the cancellations of certain subscriber portfolios by U.S. and Canadian financial institution clients in the quarter ended June 30, 2015 and an increase in accounts receivable, which was collected subsequent to June 30, 2016.
•	As of June 30, 2016, the Company had a cash balance of $20.3 million, and an outstanding principal balance of $18.4 million under its term loan with Crystal Financial SPV LLC.
Six Months Results:
•	Revenue from the Company's U.S. Consumer Direct, or Identity Guard(R), subscriber base for the six months ended June 30, 2016 was $27.9 million, 5.4% higher than the six months ended June 30, 2015.
•	Revenue from the Company's U.S. financial institution clients for the six months ended June 30, 2016 was $49.9 million with a base of 757 thousand subscribers as of June 30, 2016.
•	Core Business income (loss) before income taxes for the six months ended June 30, 2016 was $612 thousand compared to $(3.1) million for the six months ended June 30, 2015. Core Business adjusted EBITDA before share related compensation and non-cash impairment charges for the six months ended June 30, 2016 was $7.3 million compared to $10.1 million for the six months ended June 30, 2015.
•	Voyce loss before income taxes for the six months ended June 30, 2016 was $(10.2) million compared to $(9.6) million for the six months ended June 30, 2015. Voyce adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the six months ended June 30, 2016 was $(9.3) million compared to $(9.2) million for the six months ended June 30, 2015.

Non-GAAP Financial Measures:
Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.
Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements." You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the timing and success of new product launches, including our Identity Guard(R), Voyce(R) and Voyce Pro(TM) platforms, and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring impairment charges on goodwill and/or assets, including assets related to our Voyce(R) products; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K, and in its other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions. Under its Identity Guard(R) brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. The company's subsidiary Intersections Insurance Services provides insurance and other services that help consumers manage risks and achieve personal goals. The company's i4C Innovations subsidiary provides Voyce(R), a groundbreaking pet wellness monitoring system for pet owners and veterinarians. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUE:
Services	$44,742	$51,937	$90,381	$107,447
Hardware	9	31	18	33
Net revenue	44,751	51,968	90,399	107,480
OPERATING EXPENSES:
Marketing	3,532	5,405	8,097	11,036
Commission	10,887	13,083	22,109	26,919
Cost of services revenue	12,984	15,160	27,674	32,945
Cost of hardware revenue	167	182	275	242
General and administrative	19,773	20,081	36,919	38,374
Impairment of intangibles and other long-lived assets	—	7,355	—	7,355
Depreciation	1,589	1,613	3,245	2,910
Amortization	192	156	384	275
Total operating expenses	49,124	63,035	98,703	120,056
LOSS FROM OPERATIONS	(4,373)	(11,067)	(8,304)	(12,576)
Interest (expense) income, net	(840)	21	(1,082)	(82)
Other (expense) income, net	(94)	10	(181)	(72)
LOSS BEFORE INCOME TAXES	(5,307)	(11,036)	(9,567)	(12,730)
INCOME TAX EXPENSE	—	(13,804)	(7)	(13,333)
NET LOSS	$(5,307)	$(24,840)	$(9,574)	$(26,063)

Net loss per common share—basic and diluted	$(0.23)	$(1.28)	$(0.41)	$(1.36)
Weighted average common shares outstanding—basic and diluted	23,268	19,369	23,078	19,104

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,317	$11,471
Accounts receivable, net of allowance for doubtful accounts of $130 (2016) and $115 (2015)	10,961	8,163
Prepaid expenses and other current assets	7,610	7,524
Inventory	2,133	2,253
Income tax receivable	7,010	7,730
Deferred subscription solicitation and commission costs	4,474	6,961
Total current assets	52,505	44,102
PROPERTY AND EQUIPMENT, net	12,849	13,438
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	1,308	1,693
OTHER ASSETS	560	1,034
TOTAL ASSETS	$76,985	$70,030
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,133	$3,207
Accrued expenses and other current liabilities	15,580	15,845
Accrued payroll and employee benefits	3,992	7,091
Commissions payable	334	375
Current portion of long-term debt, net	7,975	—
Capital leases, current portion	603	631
Deferred revenue	3,843	2,380
Total current liabilities	34,460	29,529
LONG-TERM DEBT, net	8,823	—
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	901	1,147
OTHER LONG-TERM LIABILITIES	4,761	3,971
DEFERRED TAX LIABILITY, net	1,905	1,905
TOTAL LIABILITIES	50,850	36,552
COMMITMENTS AND CONTINGENCIES (see Notes 14 and 16)
STOCKHOLDERS' EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 27,232 (2016) and 26,730 (2015); shares outstanding 23,679 (2016) and 23,236 (2015)	272	267
Additional paid-in capital	140,089	137,705
Treasury stock, shares at cost; 3,553 (2016) and 3,494 (2015)	(33,790)	(33,632)
Accumulated deficit	(80,436)	(70,862)
TOTAL STOCKHOLDERS' EQUITY	26,135	33,478
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$76,985	$70,030

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,574)	$(26,063)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation	3,245	2,910
Depreciation of other operating assets	16	—
Amortization	384	275
Deferred income tax, net	—	15,252
Amortization of debt issuance cost	387	50
Provision for doubtful accounts	25	(2)
Loss on disposal of fixed assets	256	60
Share based compensation	2,601	3,001
Amortization of deferred subscription solicitation costs	7,170	8,748
Impairment of intangibles and other long-lived assets	—	7,355
Changes in assets and liabilities:
Accounts receivable	(2,824)	3,327
Prepaid expenses and other current assets	67	1,665
Inventory	120	(1,873)
Income tax receivable, net	720	(445)
Deferred subscription solicitation and commission costs	(4,682)	(9,431)
Other assets	388	1,959
Accounts payable	(1,097)	(892)
Accrued expenses and other current liabilities	(298)	(1,440)
Accrued payroll and employee benefits	(3,150)	(1,948)
Commissions payable	(40)	(33)
Deferred revenue	1,463	330
Other long-term liabilities	790	(202)
Cash flows (used in) provided by operating activities	(4,033)	2,603
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of technology related intangible	—	(202)
Cash paid for business acquisitions	—	(626)
Increase in restricted cash	(375)	—
Proceeds from sale of property and equipment	394	—
Acquisition of property and equipment	(2,972)	(2,275)
Cash flows used in investing activities	(2,953)	(3,103)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	20,000	—
Repayments of debt	(1,644)	—
Cash paid for debt issuance costs	(1,856)	—
Capital lease payments	(347)	(417)
Withholding tax payment on vesting of restricted stock units and stock option exercises	(321)	(824)
Cash flows provided by (used in) financing activities	15,832	(1,241)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,846	(1,741)
CASH AND CASH EQUIVALENTS — Beginning of period	11,471	11,325
CASH AND CASH EQUIVALENTS — End of period	$20,317	$9,584
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$105	$427
Equipment additions accrued but not paid	$130	$289
Withholding tax payments accrued on vesting of restricted stock units and stock option exercises	$33	$—
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$18	$91
Shares issued in the business acquired from White Sky, Inc.	$—	$1,200
Shares issued in the business acquired from Health at Work Wellness Actuaries LLC	$—	$1,551

INTERSECTIONS INC.
OTHER DATA
(unaudited)

Personal Information Services Segment Revenue
The following tables provide details of our Personal Information Services segment revenue information for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)		(Percent of total)
Bank of America	$19,776	$22,783	47.6%	47.7%
All other financial institution clients	4,754	6,001	11.4%	12.5%
Consumer direct	13,810	13,837	33.2%	28.9%
Canadian business lines	3,227	5,223	7.8%	10.9%
Total Personal Information Services revenue	$41,567	$47,844	100.0%	100.0%

	Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)		(Percent of total)
Bank of America	$40,252	$46,638	47.9%	47.1%
All other financial institution clients	9,614	14,842	11.5%	15.0%
Consumer direct	27,933	26,501	33.2%	26.7%
Canadian business lines	6,247	11,111	7.4%	11.2%
Total Personal Information Services revenue	$84,046	$99,092	100.0%	100.0%

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Personal Information Services Segment Subscribers
The following tables provide details of our Personal Information Services segment subscriber information for the three and six months ended June 30, 2016 and 2015:

	Financial Institution	Consumer Direct	Canadian Business Lines	Total
	(in thousands)
Balance at March 31, 2016	786	398	164	1,348
Additions	—	45	31	76
Cancellations	(29)	(49)	(29)	(107)
Balance at June 30, 2016	757	394	166	1,317
Balance at March 31, 2015	1,354	381	280	2,015
Additions	1	72	23	96
Cancellations	(462)	(74)	(127)	(663)
Balance at June 30, 2015	893	379	176	1,448

	Financial Institution	Consumer Direct	Canadian Business Lines	Total
	(in thousands)
Balance at December 31, 2015	829	363	165	1,357
Reclassification (1)	(11)	11	—	—
Additions	1	126	66	193
Cancellations	(62)	(106)	(65)	(233)
Balance at June 30, 2016	757	394	166	1,317

Balance at December 31, 2014	1,421	342	296	2,059
Additions	2	155	42	199
Cancellations	(530)	(118)	(162)	(810)
Balance at June 30, 2015	893	379	176	1,448
____________________________
(1)	We periodically refine the criteria used to calculate and report our subscriber data. In the six months ended June 30, 2016, we reclassified certain subscribers that receive our breach response services, and the associated revenue, from the Financial Institution category to the Consumer Direct category. The reclassification is excluded from our calculations of decrease and increase in subscribers in our Financial Institution and Consumer Direct categories, respectively.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the company's use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges represents consolidated loss before income taxes plus: share related compensation; non-cash impairment of goodwill, intangibles and other long-lived assets; (gain) loss on disposal of fixed assets; depreciation and amortization; and interest (income) expense. We believe that the consolidated adjusted EBITDA before share related compensation and non-cash impairment charges calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation and non-cash impairment charges to evaluate the operating performance of the company. In addition, consolidated and Core Business adjusted EBITDA before share related compensation and non-cash impairment charges are used to measure covenant compliance under our credit agreement with Crystal Financial SPV LLC ("Credit Agreement").

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated adjusted EBITDA before share related compensation and non-cash impairment charges when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles Core Business, Voyce and consolidated income (loss) before income taxes to consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges, as defined, for the previous six quarters through June 30, 2016. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

We changed the way we calculate consolidated adjusted EBITDA before share related compensation and non-cash impairment charges and beginning in the second quarter of 2016, we present consolidated adjusted EBITDA before share related compensation and non-cash impairment charges as it is defined in the Credit Agreement. Prior periods have been recast to reflect the new presentation. For additional information, Please see "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our most recent Form 10-Q.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Core Business, Voyce and consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
	2015				2016
	Quarter Ended				Quarter Ended
	March 31	June 30	September 30	December 31	March 31	June 30
Reconciliation from consolidated income (loss) before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Core Business adjusted EBITDA: (1)
Income (loss) before income taxes (2)	$3,115	$(6,209)	$(2,043)	$(13,835)	$869	$(257)
Non-cash share based compensation	1,574	1,427	1,422	1,018	1,155	1,446
Impairment of goodwill, intangibles and other long-lived assets	—	7,355	—	10,318	—	—
Loss on disposal of fixed assets	7	—	1	2	—	256
Depreciation	1,265	1,237	1,096	1,175	1,249	1,179
Amortization	119	142	189	189	175	174
Interest expense (income), net	103	(21)	70	161	242	840
Core Business adjusted EBITDA	$6,183	$3,931	$735	$(972)	$3,690	$3,638

Voyce adjusted EBITDA:
Loss before income taxes (2)	$(4,809)	$(4,827)	$(4,668)	$(5,109)	$(5,129)	$(5,050)
Loss on disposal of fixed assets	53	—	—	2	—	—
Depreciation	32	376	392	404	407	410
Depreciation of other operating assets	—	—	—	—	1	15
Amortization	—	14	17	17	17	18
Voyce adjusted EBITDA	$(4,724)	$(4,437)	$(4,259)	$(4,686)	$(4,704)	$(4,607)

Consolidated adjusted EBITDA:
Consolidated loss before income taxes	$(1,694)	$(11,036)	$(6,711)	$(18,944)	$(4,260)	$(5,307)
Non-cash share based compensation	1,574	1,427	1,422	1,018	1,155	1,446
Impairment of goodwill, intangibles and other long-lived assets	—	7,355	—	10,318	—	—
Loss on disposal of fixed assets	60	—	1	4	—	256
Depreciation	1,297	1,613	1,488	1,579	1,656	1,589
Depreciation of other operating assets	—	—	—	—	1	15
Amortization	119	156	206	206	192	192
Interest expense (income), net	103	(21)	70	161	242	840
Consolidated adjusted EBITDA	$1,459	$(506)	$(3,524)	$(5,658)	$(1,014)	$(969)

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2016
	Core Business (1)	Voyce	Consolidated	Core Business (1)	Voyce	Consolidated
Reconciliation from consolidated (loss) income before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Consolidated (loss) income before income taxes (2)	$(3,094)	$(9,636)	$(12,730)	$612	$(10,179)	$(9,567)
Non-cash share based compensation	3,001	—	3,001	2,601	—	2,601
Impairment of goodwill, intangibles and other long-lived assets	7,355	—	7,355	—	—	—
Loss on disposal of fixed assets	7	53	60	256	—	256
Depreciation	2,502	408	2,910	2,428	817	3,245
Depreciation of other operating assets	—	—	—	—	16	16
Amortization	261	14	275	349	35	384
Interest expense, net	82	—	82	1,082	—	1,082
Consolidated adjusted EBITDA	$10,114	$(9,161)	$953	$7,328	$(9,311)	$(1,983)
______________________________
(1)	"Core Business" comprises all the business of Intersections Inc. with the exception of its Voyce business.
(2)	In the six months ended June 30, 2016, we implemented an allocation policy to charge a portion of general and administrative expenses from our Corporate business unit into our other segments. The charge is a reasonable estimate of the services provided by our Corporate business unit to support each segment's operations. For comparability, the results of operations for the year ended December 31, 2015 have been recast to reflect this allocation.